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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                         Date of Report: April 19, 2001



                        SERVICE MERCHANDISE COMPANY, INC.
                   (Debtor-in-Possession as of March 27, 1999)
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             (Exact name of registrant as specified in its charter)


          Tennessee                    1-9223                   62-0816060
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(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
    of incorporation)                                       Identification No.)


7100 Service Merchandise Boulevard, Brentwood, TN                  37027
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     (Address of principal executive offices)                    (Zip code)


       Registrant's telephone number, including area code: (615) 660-6000



                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events

         Service Merchandise Company, Inc. (the "Company") has filed its 2001 business plan (the "Business Plan") as Exhibit 99 to this Current Report on Form 8-K.

         The Company cautions readers not to place undue reliance upon the information contained therein. The Business Plan is being made available publicly because such information was made available on a confidential basis to certain of the Company's creditors for purposes of their credit analyses and to certain other persons. The Company is not obligated to update the Business Plan to reflect subsequent events or circumstances. There can be no assurances that the Business Plan is complete. The Business Plan also contains information which may not be indicative of the Company's financial condition or operating results for the periods reflected in the Company's financial statements or in its reports pursuant to the Securities Exchange Act of 1934 and readers are cautioned to refer to the Company's filings made pursuant to the Exchange Act. Moreover, the Business Plan and other communications from the Company may include forward-looking statements subject to various assumptions regarding the Company's operating performance that may not be realized and which are subject to significant business, economic and competitive uncertainties and contingencies, including those described therein and in this report, many of which are beyond the Company's control. Consequently such matters should not be regarded as a representation or warranty by the Company that such matters will be realized or are indicative of the Company's financial condition or operating results for future periods or the periods covered in the Company's reports pursuant to the Exchange Act. Actual results for such periods may differ materially from the information contained in the Business Plan.

         The forward looking statements in the Business Plan and the Company's liquidity, capital resources and results of operations are subject to a number of risks and uncertainties including, but not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP to Exit Facility and the vendor line of credit; the ability of the Company to develop, prosecute, confirm and consummate on a timely basis one or more plans of reorganization with respect to the Chapter 11 Cases and to exit Chapter 11 on a timely basis; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to successfully implement on a timely basis the 2001 Business Plan initiatives; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Company's cases to Chapter 7 cases; the ability of the Company to reduce its workforce and related expenses and to achieve anticipated cost savings; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the ability of the Company to sublease successfully additional portions of its real estate; the successful consolidation of its distribution centers; the ability of the Company to access liquidity from the DIP to Exit Facility upon its anticipated emergence from Chapter 11; potential adverse developments with respect to the Company's liquidity or results of operations; competitive pressures from other retailers, including specialty retailers and discount stores, which may affect the nature and viability of the Company's business strategy; the seasonal nature of the Company's business and the ability of the Company to predict consumer demand as a whole, as well as demand for specific goods; the ability to fund and

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execute its business plan; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; uncertainties with respect to continued public trading in the Company's securities; potential adverse publicity; and uncertainties regarding real estate occupancy and development costs, including the substantial fixed investment costs associated with opening, maintaining or closing a Company store.

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                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 SERVICE MERCHANDISE COMPANY, INC.


Date: April 19, 2001             By: /s/ C. Steven Moore
                                    -----------------------------------------
                                    C. Steven Moore
                                    Senior Vice President, Chief Administrative
                                    Officer, Secretary and General Counsel


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                                  EXHIBIT INDEX


No.           Exhibit
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
99       2001 Business Plan